UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2009

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Technology Drive Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of Executive Officers.

In connection with the settlement of employment related claims primarily related to change in control agreements in place since December 2006, Clay A. Halvorsen, the Company’s Executive Vice President, General Counsel and Secretary and Andrew H. Parnes, the Company’s Executive Vice President and Chief Financial Officer, resigned from their positions with the Company, effective February 20, 2009 and February 24, 2009, respectively.  In accordance with applicable law, the settlement and release agreements between the Company and each of Mr. Halvorsen and Mr. Parnes provide the executive with a period of seven calendar days after the date the executive signs the agreement to revoke the agreement.  Accordingly, promptly after the effective date of the settlement and release agreements, their terms will be reported in a subsequent Report on Form 8K.

Appointment of Executive Officers.

On February 25, 2009, John P. Babel was appointed as the Company’s Senior Vice President, General Counsel and Secretary.  Prior to that, Mr. Babel served the Company for six years in various capacities, including as the Company’s Associate General Counsel since October 2002.  Prior to joining the Company, Mr. Babel was a senior associate at international law firm Gibson, Dunn & Crutcher LLP.  Mr. Babel is 38 years old.  In 2009, Mr. Babel will receive a base salary of $400,000 and is eligible for a discretionary bonus.  In addition, he will receive a grant of 300,000 stock options in connection with the appointment, vesting over four years.

On February 25, 2009, John M. Stephens, was appointed as the Company’s Senior Vice President and Chief Financial Officer. Prior to that, Mr. Stephens served the Company for twelve years in various capacities, including as the Company’s Corporate Controller since November 1996.  Prior to joining the Company, Mr. Stephens was an audit manager for an international accounting firm.  Mr. Stephens is 40 years old.  In 2009, Mr. Stephens will receive a base salary of $400,000 and is eligible for a discretionary bonus. In addition, he will receive a grant of 300,000 stock options in connection with the appointment, vesting over four years. Mr. Stephens brother is an employee and tax partner at Wright Ford Young & Co., one of the accounting firms that provides internal audit and tax services to the Company.  We anticipate that we will pay in excess of $120,000 in fees to Wright Ford Young & Co. during 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2009

STANDARD PACIFIC CORP.

By:	/s/ Kenneth L. Campbell
Kenneth L. Campbell Chief Executive Officer and President